                                                                   Exhibit 10.30

                          BIOMIMETIC THERAPEUTICS, INC.

                                    AMENDMENT
                     TO 2001 LONG-TERM STOCK INCENTIVE PLAN

     This amendment (the "Amendment") to the BioMimetic Therapeutics, Inc. 2001
Long-Term Stock Incentive Plan (the "Stock Incentive Plan") is effective as of
September 22, 2005. Terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Stock Incentive Plan.

     Section 5.2(b) of the Stock Incentive Plan is hereby amended and restated
as follows:

     "(b) Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of 1,500,000 shares of stock."

     As amended hereby, all of the terms and conditions of the Stock Incentive
Plan remain in full force and effect.